Exhibit 1.2

Execution Version

ACE INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

ACE LIMITED

TERMS AGREEMENT

October 27, 2015

To:	ACE INA HOLDINGS INC.

436 Walnut Street, WB12B

Philadelphia, PA 19106

ACE LIMITED

Bärengasse 32,

CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that ACE INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell $1,300,000,000 aggregate principal amount of its senior debt securities due 2020 (the “Underwritten 2020 Securities”), $1,000,000,000 aggregate principal amount of its senior debt securities due 2022 (the “Underwritten 2022 Securities”), $1,500,000,000 aggregate principal amount of its senior debt securities due 2026 (the “Underwritten 2026 Securities”) and $1,500,000,000 aggregate principal amount of its senior debt securities due 2045 (the “Underwritten 2045 Securities” and, together with the Underwritten 2020 Securities, the Underwritten 2022 Securities and the Underwritten 2026 Securities, the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by ACE Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

With respect to the Underwritten 2020 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2020 Securities

Morgan Stanley & Co. LLC	25.000%	$325,000,000
J.P. Morgan Securities LLC	22.000%	$286,000,000
Citigroup Global Markets Inc.	17.000%	$221,000,000
Mitsubishi UFJ Securities (USA), Inc.	5.500%	$71,500,000
Wells Fargo Securities, LLC	5.500%	$71,500,000
ANZ Securities, Inc.	2.000%	$26,000,000
Barclays Capital Inc.	2.000%	$26,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2.000%	$26,000,000
Goldman, Sachs & Co.	2.000%	$26,000,000
HSBC Securities (USA) Inc.	2.000%	$26,000,000
ING Financial Markets LLC	2.000%	$26,000,000
Lloyds Securities Inc.	2.000%	$26,000,000
RBS Securities Inc.	2.000%	$26,000,000
BNY Mellon Capital Markets, LLC	1.250%	$16,250,000
Deutsche Bank Securities Inc.	1.250%	$16,250,000
RBC Capital Markets, LLC	1.250%	$16,250,000
Standard Chartered Bank	1.250%	$16,250,000
BNP Paribas Securities Corp.	0.500%	$6,500,000
Boenning & Scattergood, Inc.	0.500%	$6,500,000
Credit Suisse Securities (USA) LLC	0.500%	$6,500,000
Drexel Hamilton, LLC	0.500%	$6,500,000
Lebenthal & Co., LLC	0.500%	$6,500,000
Macquarie Capital (USA) Inc.	0.500%	$6,500,000
UBS Securities LLC	0.500%	$6,500,000
Williams Capital Group, L.P.	0.500%	$6,500,000
Total:	100%	$1,300,000,000

The Underwritten 2020 Securities shall have the following terms:

Title:	2.300% Senior Notes due 2020
Rank:	Senior Debt
Aggregate principal amount:	$1,300,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula:	2.300% per annum
Interest payment dates:	Each May 3 and November 3, beginning May 3, 2016
Regular record dates:	Each April 18 and October 19
Stated maturity date:	November 3, 2020

Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated October 23, 2015 to the Prospectus dated October 23, 2015 (the “Preliminary Prospectus Supplement”),

●    Make-Whole Call prior to October 3, 2020 (T + 15 bps)

●    Par Call on or after October 3, 2020.

Special mandatory redemption provisions:	As described in the Preliminary Prospectus Supplement, if the Chubb Merger (as defined in the Preliminary Prospectus Supplement) is not consummated on or prior to September 30, 2016 or the Merger Agreement (as defined in the Preliminary Prospectus Supplement) is terminated, special mandatory redemption at 101%.
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.944% of the principal amount, plus accrued interest, if any, from November 3, 2015
Purchase price:	99.594% of the principal amount, plus accrued interest, if any, from November 3, 2015
Form:	Global certificates representing the Underwritten 2020 Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	4:35 P.M. New York City time
Other terms and conditions:	The Underwritten 2020 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time, the “Senior Indenture”). For purposes of the Underwritten Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
Settlement date:	T+5 (November 3, 2015)
Closing date and location:	November 3, 2015; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019

With respect to the Underwritten 2022 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2022 Securities

Morgan Stanley & Co. LLC	25.000%	$250,000,000
J.P. Morgan Securities LLC	22.000%	$220,000,000
Citigroup Global Markets Inc.	17.000%	$170,000,000
Mitsubishi UFJ Securities (USA), Inc.	5.500%	$55,000,000
Wells Fargo Securities, LLC	5.500%	$55,000,000
ANZ Securities, Inc.	2.000%	$20,000,000
Barclays Capital Inc.	2.000%	$20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2.000%	$20,000,000
Goldman, Sachs & Co.	2.000%	$20,000,000
HSBC Securities (USA) Inc.	2.000%	$20,000,000
ING Financial Markets LLC	2.000%	$20,000,000
Lloyds Securities Inc.	2.000%	$20,000,000
RBS Securities Inc.	2.000%	$20,000,000
BNY Mellon Capital Markets, LLC	1.250%	$12,500,000
Deutsche Bank Securities Inc.	1.250%	$12,500,000
RBC Capital Markets, LLC	1.250%	$12,500,000
Standard Chartered Bank	1.250%	$12,500,000
BNP Paribas Securities Corp.	0.500%	$5,000,000
Boenning & Scattergood, Inc.	0.500%	$5,000,000
Credit Suisse Securities (USA) LLC	0.500%	$5,000,000
Drexel Hamilton, LLC	0.500%	$5,000,000
Lebenthal & Co., LLC	0.500%	$5,000,000
Macquarie Capital (USA) Inc.	0.500%	$5,000,000
UBS Securities LLC	0.500%	$5,000,000
Williams Capital Group, L.P.	0.500%	$5,000,000
Total:	100%	$1,000,000,000

The Underwritten 2022 Securities shall have the following terms:

Title:	2.875% Senior Notes due 2022
Rank:	Senior Debt
Aggregate principal amount:	$1,000,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula:	2.875% per annum
Interest payment dates:	Each May 3 and November 3, beginning May 3, 2016
Regular record dates:	Each April 18 and October 19
Stated maturity date:	November 3, 2022

Optional redemption provisions:	As described in the Preliminary Prospectus Supplement, ● Make-Whole Call prior to September 3, 2022 (T + 20 bps) ● Par Call on or after September 3, 2022.
Special mandatory redemption provisions:	As described in the Preliminary Prospectus Supplement, if the Chubb Merger is not consummated on or prior to September 30, 2016 or the Merger Agreement is terminated, special mandatory redemption at 101%.
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.874% of the principal amount, plus accrued interest, if any, from November 3, 2015
Purchase price:	99.474% of the principal amount, plus accrued interest, if any, from November 3, 2015
Form:	Global certificates representing the Underwritten 2022 Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	4:35 P.M. New York City time
Other terms and conditions:	The Underwritten 2022 Securities will be issued under the Senior Indenture.
Settlement date:	T+5 (November 3, 2015)
Closing date and location:	November 3, 2015; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019

With respect to the Underwritten 2026 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2026 Securities

Morgan Stanley & Co. LLC	25.000%	$375,000,000
J.P. Morgan Securities LLC	22.000%	$330,000,000
Citigroup Global Markets Inc.	17.000%	$255,000,000
Mitsubishi UFJ Securities (USA), Inc.	5.500%	$82,500,000
Wells Fargo Securities, LLC	5.500%	$82,500,000
ANZ Securities, Inc.	2.000%	$30,000,000
Barclays Capital Inc.	2.000%	$30,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2.000%	$30,000,000
Goldman, Sachs & Co.	2.000%	$30,000,000
HSBC Securities (USA) Inc.	2.000%	$30,000,000
ING Financial Markets LLC	2.000%	$30,000,000
Lloyds Securities Inc.	2.000%	$30,000,000
RBS Securities Inc.	2.000%	$30,000,000
BNY Mellon Capital Markets, LLC	1.250%	$18,750,000
Deutsche Bank Securities Inc.	1.250%	$18,750,000
RBC Capital Markets, LLC	1.250%	$18,750,000
Standard Chartered Bank	1.250%	$18,750,000
BNP Paribas Securities Corp.	0.500%	$7,500,000
Boenning & Scattergood, Inc.	0.500%	$7,500,000
Credit Suisse Securities (USA) LLC	0.500%	$7,500,000
Drexel Hamilton, LLC	0.500%	$7,500,000
Lebenthal & Co., LLC	0.500%	$7,500,000
Macquarie Capital (USA) Inc.	0.500%	$7,500,000
UBS Securities LLC	0.500%	$7,500,000
Williams Capital Group, L.P.	0.500%	$7,500,000
Total:	100%	$1,500,000,000

The Underwritten 2026 Securities shall have the following terms:

Title:	3.350% Senior Notes due 2026
Rank:	Senior Debt
Aggregate principal amount:	$1,500,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula:	3.350% per annum
Interest payment dates:	Each May 3 and November 3, beginning May 3, 2016
Regular record dates:	Each April 18 and October 19
Stated maturity date:	May 3, 2026

Optional redemption provisions:	As described in the Preliminary Prospectus Supplement: ● Make-Whole Call prior to February 3, 2026 (T + 20 bps) ● Par Call on or after February 3, 2026.
Special mandatory redemption provisions:	As described in the Preliminary Prospectus Supplement, if the Chubb Merger is not consummated on or prior to September 30, 2016 or the Merger Agreement is terminated, special mandatory redemption at 101%.
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.693% of the principal amount, plus accrued interest, if any, from November 3, 2015
Purchase price:	99.243% of the principal amount, plus accrued interest, if any, from November 3, 2015
Form:	Global certificates representing the Underwritten 2026 Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	4:35 P.M. New York City time
Other terms and conditions:	The Underwritten 2026 Securities will be issued under the Senior Indenture.
Settlement date:	T+5 (November 3, 2015)
Closing date and location:	November 3, 2015; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019

With respect to the Underwritten 2045 Securities

Underwriter	Percentage	Principal Amount of Underwritten 2045 Securities

Morgan Stanley & Co. LLC	25.000%	$375,000,000
J.P. Morgan Securities LLC	22.000%	$330,000,000
Citigroup Global Markets Inc.	17.000%	$255,000,000
Mitsubishi UFJ Securities (USA), Inc.	5.500%	$82,500,000
Wells Fargo Securities, LLC	5.500%	$82,500,000
ANZ Securities, Inc.	2.000%	$30,000,000
Barclays Capital Inc.	2.000%	$30,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2.000%	$30,000,000
Goldman, Sachs & Co.	2.000%	$30,000,000
HSBC Securities (USA) Inc.	2.000%	$30,000,000
ING Financial Markets LLC	2.000%	$30,000,000
Lloyds Securities Inc.	2.000%	$30,000,000
RBS Securities Inc.	2.000%	$30,000,000
BNY Mellon Capital Markets, LLC	1.250%	$18,750,000
Deutsche Bank Securities Inc.	1.250%	$18,750,000
RBC Capital Markets, LLC	1.250%	$18,750,000
Standard Chartered Bank	1.250%	$18,750,000
BNP Paribas Securities Corp.	0.500%	$7,500,000
Boenning & Scattergood, Inc.	0.500%	$7,500,000
Credit Suisse Securities (USA) LLC	0.500%	$7,500,000
Drexel Hamilton, LLC	0.500%	$7,500,000
Lebenthal & Co., LLC	0.500%	$7,500,000
Macquarie Capital (USA) Inc.	0.500%	$7,500,000
UBS Securities LLC	0.500%	$7,500,000
Williams Capital Group, L.P.	0.500%	$7,500,000
Total:	100%	$1,500,000,000

The Underwritten 2045 Securities shall have the following terms:

Title:	4.350% Senior Notes due 2045
Rank:	Senior Debt
Aggregate principal amount:	$1,500,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula:	4.350% per annum
Interest payment dates:	Each May 3 and November 3, beginning May 3, 2016
Regular record dates:	Each April 18 and October 19
Stated maturity date:	November 3, 2045

Optional redemption provisions:	As described in the Preliminary Prospectus Supplement: ● Make-Whole Call prior to May 3, 2045 (T + 25 bps) ● Par Call on or after May 3, 2045.
Special mandatory redemption provisions:	As described in the Preliminary Prospectus Supplement, if the Chubb Merger is not consummated on or prior to September 30, 2016 or the Merger Agreement is terminated, special mandatory redemption at 101%.
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.750% of the principal amount, plus accrued interest, if any, from November 3, 2015
Purchase price:	98.875% of the principal amount, plus accrued interest, if any, from November 3, 2015
Form:	Global certificates representing the Underwritten 2045 Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	4:35 P.M. New York City time
Other terms and conditions:	The Underwritten 2045 Securities will be issued under the Senior Indenture.
Settlement date:	T+5 (November 3, 2015)
Closing date and location:	November 3, 2015; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019

Notices: Notice to the Underwriters shall be directed to the Representatives c/o:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Telephone: (212) 761-6691

Attention: Investment Banking Division

J.P. Morgan Securities LLC

383 Madison Avenue, 7th Floor

New York, New York 10179

Telephone: (212) 834-4533

Attention: Investment Grade Finance

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

All of the provisions contained in the document attached as Annex I hereto entitled “ACE INA HOLDINGS INC. (a Delaware corporation) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by ACE LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints ACE Group Holdings, Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please accept this offer no later than 4:35 P.M. (New York City time) on November 3, 2015 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

Acting on behalf of themselves and as Representatives of the other named Underwriters.

Signature Page to Terms Agreement

Accepted:

ACE INA HOLDINGS INC.

By:	/s/ Ken Koreyva
	Name:	Ken Koreyva
	Title:	Chief Financial Officer

ACE LIMITED

By:	/s/ Joseph F. Wayland
	Name:	Joseph F. Wayland
	Title:	Executive Vice President & General Counsel

Signature Page to Terms Agreement

Schedule I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated October 27, 2015 (attached hereto as Schedule II)

Schedule II

ACE INA HOLDINGS INC.

FINAL TERM SHEET

Supplementing the Preliminary Prospectus Supplement dated October 23, 2015 (To Prospectus dated October 23, 2015)	Filed Pursuant to Rule 433 Registration Statement No. 333-207570 and 333-207570-03

$5,300,000,000

ACE INA Holdings Inc.

$1,300,000,000 2.300% Senior Notes due 2020

$1,000,000,000 2.875% Senior Notes due 2022

$1,500,000,000 3.350% Senior Notes due 2026

$1,500,000,000 4.350% Senior Notes due 2045

Each Fully and Unconditionally Guaranteed by

ACE Limited

Pricing Term Sheet

October 27, 2015

Issuer:	ACE INA Holdings Inc. (“ACE INA”)
Guarantor:	ACE Limited
Security Type:	Senior Unsecured Notes
Description of Securities:

2.300% Senior Notes due 2020 (the “2020 Notes”)

2.875% Senior Notes due 2022 (the “2022 Notes”)

3.350% Senior Notes due 2026 (the “2026 Notes”)

4.350% Senior Notes due 2045 (the “2045 Notes” and, together with the 2020 Notes, the 2022 Notes and the 2026 Notes, the “Notes”)

Pricing Date:	October 27, 2015
Settlement Date:	November 3, 2015 (T+5)
Maturity Date:	2020 Notes: November 3, 2020 2022 Notes: November 3, 2022 2026 Notes: May 3, 2026 2045 Notes: November 3, 2045
Principal Amount:	2020 Notes: $1,300,000,000 2022 Notes: $1,000,000,000 2026 Notes: $1,500,000,000 2045 Notes: $1,500,000,000
Public Offering Price:	2020 Notes: 99.944% 2022 Notes: 99.874% 2026 Notes: 99.693% 2045 Notes: 99.750%
Coupon (Interest Rate):	2020 Notes: 2.300% per year 2022 Notes: 2.875% per year 2026 Notes: 3.350% per year 2045 Notes: 4.350% per year
Interest Payment Dates:

2020 Notes: May 3 and November 3, beginning May 3, 2016

2022 Notes: May 3 and November 3, beginning May 3, 2016

2026 Notes: May 3 and November 3, beginning May 3, 2016

2045 Notes: May 3 and November 3, beginning May 3, 2016

Benchmark Treasury:	2020 Notes: UST 1.375% due September 30, 2020 2022 Notes: UST 1.750% due September 30, 2022 2026 Notes: UST 2.000% due August 15, 2025 2045 Notes: UST 3.000% due May 15, 2045

Benchmark Treasury Price / Yield:	2020 Notes: 100-02 / 1.362% 2022 Notes: 100-01 / 1.745% 2026 Notes: 99-22 / 2.035% 2045 Notes: 102-21+ / 2.865%
Spread to Benchmark Treasury:	2020 Notes: +95 bps 2022 Notes: +115 bps 2026 Notes: +135 bps 2045 Notes: +150 bps
Yield to Maturity:	2020 Notes: 2.312% 2022 Notes: 2.895% 2026 Notes: 3.385% 2045 Notes: 4.365%
Optional Redemption:	In each case as described in the Preliminary Prospectus Supplement –
2020 Notes: 2022 Notes: 2026 Notes: 2045 Notes:

• Make-Whole Call prior to October 3, 2020 (T + 15 bps)

• Par Call on or after October 3, 2020

• Make-Whole Call prior to September 3, 2022 (T + 20 bps)

• Par Call on or after September 3, 2022

• Make-Whole Call prior to February 3, 2026 (T + 20 bps)

• Par Call on or after February 3, 2026

• Make-Whole Call prior to May 3, 2045 (T + 25 bps)

• Par Call on or after May 3, 2045

Special Mandatory Redemption:	As described in the Preliminary Prospectus Supplement, if the Chubb Merger (as defined in the Preliminary Prospectus Supplement) is not consummated on or prior to September 30, 2016 or the Merger Agreement (as defined in the Preliminary Prospectus Supplement) is terminated, special mandatory redemption at 101%.
CUSIP / ISIN:	2020 Notes: 00440EAT4 / US00440EAT47 2022 Notes: 00440EAU1 / US00440EAU10 2026 Notes: 00440EAV9 / US00440EAV92 2045 Notes: 00440EAW7 / US00440EAW75
Joint Book-Running Managers:	Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Citigroup Global Markets Inc.
Joint Lead Managers:	Mitsubishi UFJ Securities (USA), Inc. Wells Fargo Securities, LLC
Co-Managers:

ANZ Securities, Inc.

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

ING Financial Markets LLC

Lloyds Securities Inc.

RBS Securities Inc.

BNY Mellon Capital Markets, LLC

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

Standard Chartered Bank

BNP Paribas Securities Corp.

Boenning & Scattergood, Inc.

Credit Suisse Securities (USA) LLC

Drexel Hamilton, LLC

Lebenthal & Co., LLC

Macquarie Capital (USA) Inc.

UBS Securities LLC

Williams Capital Group, L.P.

Ranking:	The 2020 Notes, the 2022 Notes, the 2026 Notes and the 2045 Notes will constitute four separate series of debt securities, will be senior unsecured obligations of ACE INA and will rank equally in right of payment with all of ACE INA’s other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee will be a senior unsecured obligation of ACE Limited and will rank equally in right of payment with all of ACE Limited’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be structurally subordinated to all obligations of ACE INA’s subsidiaries, including claims with respect to trade payables. The guarantee will be structurally subordinated to all obligations of ACE Limited’s subsidiaries, including claims with respect to trade payables. At June 30, 2015, ACE INA and its subsidiaries had a total of approximately $6 billion of indebtedness outstanding (other than trade payables). On a pro forma basis, after giving effect to the sale of the Notes and the consummation of the Chubb Merger and the merger of Chubb with and into ACE INA, at June 30, 2015, ACE INA and its subsidiaries had a total of approximately $15.180 billion of indebtedness outstanding (other than trade payables). On a pro forma basis, after giving effect to the sale of the Notes and the consummation of the Chubb Merger, at June 30, 2015, ACE had approximately $15.732 billion of indebtedness (other than trade payables) outstanding on a consolidated basis, all of which would be structurally senior to ACE Limited’s guarantee of the Notes.

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in these offerings will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649, J.P. Morgan Securities LLC at 1-212-834-4533 or Citigroup Global Markets Inc. at 1-800-831-9146.

Annex I

UNDERWRITING AGREEMENT

[Filed as Exhibit 1.1 to Form 8-K and not included herein]